UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California		94065-1166
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 18, 2013, Saba Software, Inc. (the “Company”) announced that, as expected, it received a letter dated January 14, 2013 (the “NASDAQ Letter”) from the staff of the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) noting the Company’s noncompliance with Listing Rule 5250(c)(1) with respect to its failure to file on a timely basis its Form 10-Q for its fiscal quarter ended November 30, 2012 (“Second Quarter Form 10-Q”).

As previously reported, the Company participated in an in-person hearing before The NASDAQ Stock Market LLC Hearings Panel (the “Panel”) to request additional time in which to bring its filings with the Securities and Exchange Commission (“SEC”) current and on December 21, 2012, the Company received a decision from the Panel granting the Company’s request for continued listing of the Company’s common stock until April 4, 2013 (the “Extension Date”), which is the full extent of the Panel’s authority to grant an exception and allow continued listing while there is a deficiency in the Company’s compliance with the listing requirements as a result of the late SEC filings. It is a condition to the Company’s continued listing under the Panel’s order that the Company regain compliance with all applicable requirements for continued listing on NASDAQ on or prior to April 4, 2013, including completion of the restatement and filing of all of its SEC filings.

In response to the NASDAQ Letter, the Company will supply additional information to the Staff and the Panel regarding the Company’s ongoing progress with the restatement and its plan of compliance. If the Company can complete the restatement and all other required SEC filings including its Second Quarter Form 10-Q prior to April 4, 2013, it expects to be able to retain its listing with NASDAQ in accordance with the decision of the Panel.

The Company issued a press release on January 18, 2013, disclosing among other things receipt of the January 14, 2013 letter from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) On January 14, 2013, the Company was advised by Ernst & Young LLP (“Ernst & Young”), the Company’s current independent registered public accounting firm, that it will resign as the Company’s independent registered public accounting firm effective upon completion of the audit for the fiscal year ended May 31, 2012, including the restatement of the financial statements for the fiscal years ended May 31, 2011 and 2010, and completion of their review of the Company’s unaudited financial statements for the three months ended August 31, 2012 and for the six months ended November 30, 2012.

As previously announced, there is a pending restatement of previously issued financial statements for the fiscal years ended May 31, 2008, 2009, 2010 and 2011. Because of the pending restatement, these financial statements and the related audit reports of Ernst & Young have been withdrawn and should no longer be relied upon. When originally issued, Ernst & Young’s audit reports on these financial statement did not contain any adverse opinion or disclaimer of opinion and such reports were not qualified or modified as to any issues of uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended May 31, 2012 and May 31, 2011, and during the subsequent interim period to January 17, 2013, there were no disagreements between Ernst & Young and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

Except with respect to the issue of material weaknesses referenced below, there were no “reportable events” under Item 304(a)(1)(v) of Regulation S-K that occurred during the Company’s most two recent fiscal years ended May 31, 2012 and May 31, 2011, and during the subsequent interim period to January 17, 2013.

The Company’s management, in consultation with the Audit Committee, is in the process of evaluating the Company’s internal controls over financial reporting in light of matters identified in connection with the Company’s pending restatement and the Company’s review of its accounting practices. The Company’s ongoing evaluation of these matters is being discussed with Ernst & Young and is expected to be completed in the near future. Based on the results of the previously announced review of the Company’s accounting and time-recording practices in its professional services business, the Company’s management has concluded, consistent with the advice of Ernst & Young, there are material weaknesses in its internal control over financial reporting.

A material weakness is a control deficiency, or combination of control deficiencies, that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. In connection with the completion of the pending restatement, management of the Company will perform an assessment of the Company’s internal control over financial reporting as of the end of the fiscal year ended May 31, 2012.

The Company has not completed the preparation of its financial statements and other information required to complete the periodic reports for the fiscal years ended May 31, 2012, 2011 and 2010, as well as for the quarterly periods ended August 31, 2012 and November 30, 2012. Upon completion of the filing of its Forms 10-K and 10-Q applicable to such fiscal years and quarterly periods, the Company will file with the SEC any additional information required to be provided in an amendment to this Form 8-K pursuant to Items 304(a)(1)(ii), (iv), and (v) of Regulation S-K, as applicable.

The Audit Committee of the Company’s Board of Directors has discussed the subject matter of the above described reportable events with Ernst & Young, and the Company will authorize Ernst & Young to respond fully to the inquiries of a successor auditor.

The Company has furnished a copy of the above disclosure to Ernst & Young and requested that Ernst & Young furnish the Company with a letter addressed to the SEC stating whether or not Ernst & Young agrees with such disclosure. A copy of Ernst & Young’s letter is attached as Exhibit 16.1 to this current report on Form 8-K.

The Company continues to work to complete the restatement of its prior period financial results in order that it can file its overdue SEC periodic reports as soon as practicable.

(b) The Audit Committee of the Company’s Board of Directors has begun the process of selecting its new independent registered public accounting firm.

On January 18, 2013, the Company issued a press release regarding among other things the decision by Ernst & Young to resign. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP, dated as of January 18, 2013.

99.1	Press release dated January 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: January 18, 2013	/s/ Peter E. Williams III
(Signature)
Peter E. Williams III
General Counsel, Executive Vice President, Corporate Development and Secretary

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP, dated January 18, 2013.

99.1	Press Release dated January 18, 2013.